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Exhibit 11

                               CORVEL CORPORATION
                        COMPUTATION OF PER SHARE EARNINGS



Shares used in per share calculations were determined as follows:

                                                                        Three months
                                                                        ------------
                                                                        ended
                                                                        -----
                                                                        September  30,
                                                                        --------------
                                                                1995             1996
                                                             ----------       ----------
Weighted average common shares outstanding                    4,409,000        4,668,000

Net effect of dilutive common stock options                     252,000           92,000
                                                             ----------       ----------

Total common and common equivalent shares                     4,661,000        4,760,000
                                                             ==========       ==========

Net Income                                                   $1,818,000       $2,092,000
                                                             ==========       ==========
Earnings per common and common equivalent share              $      .39       $      .44
                                                             ==========       ==========


                                                                   Six months ended
                                                                     September 30,
                                                             ---------------------------
                                                                1995             1996
                                                             ----------       ----------
Weighted average common shares outstanding                    4,354,000        4,659,000

Net effect of dilutive common stock options                     273,000          101,000
                                                             ----------       ----------

Total common and common equivalent shares                     4,627,000        4,760,000
                                                             ==========       ==========

Net Income                                                   $3,519,000       $4,134,000
                                                             ==========       ==========
Earnings per common and common equivalent share              $      .76       $      .87
                                                             ==========       ==========



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